press information

MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	January 25, 2013		716-687-4225

MOOG REPORTS FIRST QUARTER SALES UP 3%

East Aurora, NY – Moog Inc. (NYSE: MOG.A and MOG.B) today announced first quarter sales of $621 million, up 3% from a year ago. Net earnings were $34 million and earnings per share were $.75, both 6% lower compared to last year’s first quarter on lower industrial sales.

Aircraft segment sales of $252 million were up 9% from last year with gains in both military and commercial markets. Commercial aircraft sales increased 16% compared to a year ago. Strong OEM production sales of $75 million included a 47% increase in sales to Boeing. Commercial aircraft aftermarket sales of $27 million were 5% higher.

Military aircraft sales were up 5% to $150 million. Military aftermarket sales were 17% higher, at $57 million, and OEM sales were unchanged.

Space and Defense sales at $87 million were down marginally from a year ago. Sales in satellite-related businesses were stronger and helped by recent acquisitions. This increase offset weaker launch vehicle and NASA sales. Sales for ground vehicle and security and surveillance systems were also soft during the quarter.

Industrial Systems sales of $148 million were down 6% from a year ago. Sales of simulation and test systems were 3% higher, at $33 million, while industrial automation sales were down 4% and sales of wind power controls were down 36%.

Components Group sales of $99 million were very strong, up 13% in the quarter. Sales of energy market products, including marine sales, more than doubled to $24 million compared to a year ago. Medical components sales were 8% higher partially offsetting lower sales into defense and industrial markets.

Medical Devices sales were unchanged at $35 million. Pump sales were down while sales of administration sets were up 12%.

Twelve month consolidated backlog was $1.3 billion, unchanged from a year ago.

The Company also updated its projections for fiscal 2013. Given the results of the first quarter, the Company’s revised forecast includes sales of $2.62 billion, a net earnings range of $160 million to $165 million and a range of $3.50 to $3.60 for earnings per share. The midpoint of the range, at $3.55, represents a 7% increase in EPS.

"We're off to a slow start in 2013,” said John Scannell, CEO. "The weakness in the major economies around the world is affecting our industrial business. On the other hand, the aircraft market is strong. We have moderated our forecast for the year slightly but we are still projecting growth in both sales and earnings in 2013, despite the headwinds in our industrial markets."

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate
•	we operate in highly competitive markets with competitors who may have greater resources than we possess
•	we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs
•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings
•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted
•	contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment
•	the loss of Boeing as a customer or a significant reduction in sales to Boeing could adversely impact our operating results
•	our new product research and development efforts may not be successful which could reduce our sales and earnings
•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete
•	our business operations may be adversely affected by information systems interruptions or infringements
•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility
•	significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could affect our earnings, equity and pension funding requirements
•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth
•	our sales and earnings growth may be affected if we cannot identify, acquire or integrate strategic acquisitions
•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments
•	unforeseen exposure to additional tax income liabilities may affect our operating results
•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business
•	the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages
•	future terror attacks, natural disasters or other catastrophic events beyond our control could negatively impact our business
•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs
•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	December 29,	December 31,
	2012	2011

Net sales	$620,803	$600,618
Cost of sales	428,103	415,483

Gross profit	192,700	185,135

Research and development	32,328	29,190
Selling, general and administrative	105,075	95,798
Interest	8,596	8,546
Other	(2,370)	(1,348)

Earnings before income taxes	49,071	52,949

Income taxes	14,953	16,576

Net earnings	$34,118	$36,373

Net earnings per share
Basic	$0.75	$0.80
Diluted	$0.75	$0.80

Average common shares outstanding
Basic	45,353,332	45,211,734
Diluted	45,708,289	45,679,965

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	December 29,	December 31,
	2012	2011

Net Sales

Aircraft Controls	$252,281	$231,080
Space and Defense Controls	86,465	88,394
Industrial Systems	147,976	158,085
Components	99,275	88,147
Medical Devices	34,806	34,912
Net sales	$620,803	$600,618

Operating Profit and Margins

Aircraft Controls	$31,075	$24,827
	12.3%	10.7%
Space and Defense Controls	8,228	12,743
	9.5%	14.4%
Industrial Systems	9,047	15,826
	6.1%	10.0%
Components	18,846	15,029
	19.0%	17.0%
Medical Devices	1,602	1,598
	4.6%	4.6%
Total operating profit	68,798	70,023
	11.1%	11.7%

Deductions from Operating Profit

Interest expense	8,596	8,546
Equity-based compensation expense	3,891	4,105
Corporate expenses and other	7,240	4,423
Earnings before Income Taxes	$49,071	$52,949

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 29,	September 29,
	2012	2012

Cash	$152,133	$148,841
Receivables	744,356	744,551
Inventories	551,700	538,262
Other current assets	120,862	117,254
Total current assets	1,569,051	1,548,908
Property, plant and equipment	549,171	546,179
Goodwill and intangible assets	972,188	975,049
Other non-current assets	35,990	35,771
Total assets	$3,126,400	$3,105,907

Short-term borrowings	$77,537	$90,774
Current installments of long-term debt	64	3,186
Contract loss reserves	42,463	48,428
Other current liabilities	502,621	521,488
Total current liabilities	622,685	663,876
Long-term debt	681,572	670,662
Other long-term liabilities	467,362	466,579
Total liabilities	1,771,619	1,801,117
Shareholders' equity	1,354,781	1,304,790
Total liabilities and shareholders' equity	$3,126,400	$3,105,907